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                                                                  EXHIBIT 10.13

                              CONSULTING AGREEMENT

                                 October 9, 1997
                                 ---------------


          The parties to this agreement are T/SF Communications Corporation, a Delaware corporation (the "Company"), and Howard G. Barnett, Jr. (the "Consultant").

          Pursuant to a Stock Purchase Agreement dated August 15, 1997, VS&A-T/SF, Inc. has today purchased shares of the Company's common stock and the Consultant has ceased to be Chairman, President and Chief Executive Officer of the Company.

          The Consultant has agreed to provide consulting services to the Company on the terms and conditions set forth in this agreement.

          Accordingly, it is agreed as follows:

          1.  Consulting Services.
              -------------------

          For a period of one year commencing on the date of this agreement, the Consultant shall provide consulting services to the Company in connection with
(a) the transition of the ownership and management of the Company and its subsidiaries, (b) the severance of members of the Company's corporate staff who the Consultant agrees to participate in the severance of, (c) the development of earn-out, stock option and other incentive plans for senior management of the Company and its subsidiaries, (d) the realization upon the Company's investments, (e) the review, renewal and negotiation of material agreements, including, but not limited to, real estate leases, agreements regarding FocalPoint Entertainment, Inc. and agreements regarding entities in which the Company or its subsidiaries own minority interests, (f) the development and implementation of strategic plans for the businesses of the Company and its subsidiaries, and (g) such other matters as the Company shall reasonably request. The Consultant shall report directly to the Company's Chairman, President and Chief Executive Officer and shall provide consulting services in such manner (in person, by telephone or by correspondence) and at such locations as shall be agreed upon. The Consultant shall be provided with reasonable support services and shall be based in Tulsa, Oklahoma. The Consultant shall not be required to devote his full business time to the performance of services on behalf of the Company and shall be permitted to be unavailable occasionally for reasonable vacation and other personal time, provided that he gives reasonable prior notice of such unavailability.
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          2.  Compensation.
              ------------

          (a) As full consideration for the performance by the Consultant of his obligations under this agreement, the Company shall pay him an aggregate amount of $282,500, payable in equal monthly installments of $23,542 on the last day of each month during the term of this agreement.

          (b) The Company shall also reimburse the Consultant for all legitimate business expenses incurred by him in connection with the performance of his duties under this agreement upon presentation by him of appropriate vouchers evidencing such expenses in accordance with the Company's usual procedures, up to a limit of $2,500 per month. Any expenses in excess of that amount must be pre-approved by the Company.

          (c) To the extent permitted under the Company's medical insurance plan, the Company shall continue to provide medical coverage for the Consultant and his immediate family during the term of this agreement on the same terms as provided to the Consultant in his capacity as employee of the Company immediately prior to the date of this agreement. The parties intend for the Consultant to be treated as a "covered employee" for purposes of such medical insurance coverage so that Consultant's COBRA rights begin upon the termination of this Agreement. If such treatment is not permitted under applicable law, the Consultant's COBRA rights will begin to run at the date of this Agreement, with the Company, in effect, paying for the Consultant's coverage during a portion of the COBRA period.

          3.  Non-Competition: Non-Solicitation: Confidentiality.
              --------------------------------------------------

          (a) For a period of one year (or two years if the term of this agreement is extended pursuant to section 5) commencing on the date of this agreement, the Consultant shall not, directly or indirectly, engage or be interested in (as owner, stockholder, partner, member, manager, lender, employee, agent, consultant or otherwise) any business or entity that engages, anywhere in the world, in any business competitive with any business in which the Company or any of its subsidiaries is engaged or has under active consideration as of the date of this agreement. However, this section shall not prevent the Consultant from owning as an investment up to 20% of a class of equity securities issued by any corporation whose shares are publicly traded and registered under the Securities Exchange Act of 1934 or subject to Section 15(d) of such Act.

          (b) For a period of one year (or two years if the term of this agreement is extended pursuant to section 5) commencing on the date of this agreement, the Consultant shall not, directly or indirectly, employ or solicit for employment or consulting, on his own behalf or on behalf of any other person or entity, or otherwise encourage the resignation of, any employee of the Company or any of its subsidiaries, except that the Consultant may employ any employee of the Company's corporate

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headquarters whose employment is terminated by the Company or who resigns without encouragement from the Consultant.

          (c) The Consultant shall not, for a period of five years after the end of the term of this agreement, as extended (if applicable), disclose to anyone, or use in competition with the Company or any of its subsidiaries, any non-public information with respect to any confidential or secret aspect of the business of the Company or any of its subsidiaries.

          (d) The Consultant acknowledges that the remedy at law for breach of the provisions of this section 3 will be inadequate and that, in addition to any other remedy the Company may have, it shall be entitled to an injunction restraining any breach or threatened breach, without any bond or other security being required and without the necessity of showing actual damages. If any court construes the covenant in this section 3 or any part thereof, to be unenforceable in any respect, the court may reduce the duration or area to the extent necessary so that the provision is enforceable, and the provision, as reduced, shall then be enforceable.

          4.   Representations and Warranties by the Consultant. The Consultant
               ------------------------------------------------
represents and warrants to the Company that (a) this agreement is valid and binding upon, and enforceable against, him in accordance with its terms, (b) he is not bound by or subject to any contractual or other obligation or any law that would be violated by his execution or performance of this agreement, and
(c) he is not the subject of any pending or, to his knowledge, threatened, claim, action, judgment, order, or investigation that could adversely affect his ability to perform his obligations under this agreement.

          5.  Extension of Agreement. The Company shall have the right to extend
              ----------------------
the term of this agreement for an additional twelve months on substantially the same terms by giving written notice thereof to the Consultant at least four months prior to the expiration of the original term.

          6.  Termination of Agreement. The Consultant shall have the right to
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terminate this agreement, effective at any time after ten months from the date of this agreement, upon at least two months prior written notice to the Company. Upon the effective date of such termination, all of the Consultant's and the Company's rights and obligations under this agreement shall terminate, except that (a) the Consultant's obligations set forth in sections 3(a) and 3(b) above shall continue until the later of: (i) 18 months after the date of this agreement, or (ii) if the Company has extended the term of this agreement pursuant to section 5 above, two years after the date of this agreement, and (b) the Consultant's obligation under section 3(c) above shall continue for a period of five years from the effective date of such termination.

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          7.  Miscellaneous.
              -------------

          (a) Neither party may assign any of his or its rights or delegate any of his or its duties under this agreement without the written consent of the other.

          (b) Any notice or other communication under this agreement shall be in writing and shall be considered given when delivered personally or mailed by registered mail, return receipt requested, to the parties at their respective addresses set forth below their signatures hereto or at such other address as a party may specify by notice to the other in accordance with this provision. Any notice to the Company shall be directed to the attention of its President.

          (c) This agreement shall be governed by and construed in accordance with the law of the state of New York applicable to agreements made and to be performed in New York.

          (d) The failure of a party to insist upon strict adherence to any term of this agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. Any waiver must be in writing.

          (e) This agreement contains a complete statement of all of the arrangements between the parties with respect to its subject matter, supersedes all previous agreements and understandings between or on behalf of them with respect to that subject matter and cannot be changed or terminated orally.

          (f) The Consultant shall perform the services to be rendered under this agreement as an independent contractor and shall not have any authority to assume or create any obligation or liability on behalf of or in the name of the Company or to bind the Company in any respect. As an independent contractor, the Consultant shall not be entitled to any of the benefits generally available to the Company's employees.

          (g) The Company and the Consultant acknowledge that the Company currently (i) owns a certain term life insurance policy on the life of the Consultant and holds and pays the premiums on a certain disability insurance policy covering the Consultant (the "Insurance Policies"), and (ii) is the lessee of an automobile which is and has been used by the Consultant (the "Lease"). Promptly after the date of this agreement, the Company shall transfer the Insurance Policies and the Lease to the Consultant, effective as of the date of this agreement, and the Consultant shall assume all

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of the obligations under the Insurance Policies and the Lease as of the date of this agreement.

                         T/SF COMMUNICATIONS CORPORATION


                         By:      /s/ I L M Thomas
                            ---------------------------------
                            2407 East Skelly Drive     Ian L.M. Thomas
                            Tulsa, Oklahoma 74105      President & CEO



                         By:     /s/ Howard G. Barnett, Jr.
                            ---------------------------------
                            Howard G. Barnett, Jr.
                            6742 S. Guanston
                            Tulsa, OK 74136

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